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                                                                      EXHIBIT 21


                           SUBSIDIARIES OF THE COMPANY

1.    Mental Health Outcomes, Inc., a Delaware corporation

2.    Horizon Mental Health Management, Inc., a Texas corporation

3.    HHMC Partners, Inc., a Delaware corporation

4.    Geriatric Medical Care, Inc., a Tennessee corporation

5.    Specialty Rehab Management, Inc., a Delaware corporation

6.    Horizon Behavioral Services of California, Inc., a California corporation

7.    Horizon Behavioral Services, Inc., a Delaware corporation

8.    FPMBH of Texas, Inc., a Delaware Corporation

9.    Florida Psychiatric Associates, Inc., a Florida corporation

10. Horizon Behavioral Services of Florida, Inc. (formerly Florida Psychiatric Management, Inc.), a Florida corporation

11.   HMHM of Tennessee, Inc., a Tennessee corporation

12.   Occupational Health Consultants of America, Inc., a Tennessee corporation

13.   Employee Assistance Services, Inc., a Kentucky corporation

14.   Horizon Behavioral Services of New York, Inc., a New York corporation

15.   Horizon Behavioral Services IPA Inc., a New York corporation

16.   ProCare One Nurses, LLC, a Delaware limited liability company

17.   Horizon Behavioral Services of New Jersey, Inc., a New Jersey corporation

18.   Employee Assistance Programs International, Inc., a Colorado corporation